UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WisdomTree, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Sean M. Donahue
Paul Hastings LLP
2050 M Street NW
Washington, DC 20036
(202) 551-1704

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 31, 2024, WisdomTree, Inc. (“WisdomTree”) issued a press release announcing that Glass Lewis has recommended that stockholders vote “for” all WisdomTree proposals, including for all nine WisdomTree Board nominees, at WisdomTree’s 2024 annual meeting of stockholders. A copy of the press release is set forth below.

Leading Independent Proxy Advisory Firm Glass Lewis Recommends Votes for All WisdomTree
Proposals, Including Votes for All Nine WisdomTree Board Nominees and Reiterates Company’s
“Compelling” Strategic Vision

Glass Lewis Endorses Company’s Leadership and Strategy to Continue Delivering Stockholder Value

Firm Emphasizes Company’s Peer-Leading Operational Performance and Market-leading Position in
Tokenization and Digital Assets

WisdomTree Urges Stockholders to Vote “FOR” ALL NINE of its Highly Qualified Director Nominees on
the WHITE Proxy Card

NEW YORK – May 31, 2024 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today announced that Glass Lewis, a leading independent proxy advisory firm, has recommended that stockholders vote “FOR” all WisdomTree proposals, including “FOR” all nine members of WisdomTree’s Board of Directors, including Anthony Bossone, Win Neuger and Jonathan Steinberg, at WisdomTree’s 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”).

Win Neuger, Chair of the WisdomTree Board of Directors, said, “We are pleased that Glass Lewis recognizes the value WisdomTree continues to deliver to its stockholders. After a careful review of the facts and meeting with representatives of WisdomTree’s Board, Glass Lewis affirms that our current strategy is working and has resulted in strong financial results, peer-leading stockholder returns and momentum across our business, including through our growing digital assets strategy.”

Glass Lewis also reiterates the invaluable institutional knowledge that Messrs. Neuger, Bossone and Steinberg bring to the Board, which has been significantly refreshed over the past three years. Glass Lewis determined that dissident stockholder ETFS Capital’s arguments as part of its campaign to disrupt the Company’s continued progress “are insufficient and unconvincing, and therefore, do not warrant shareholder opposition to Management Nominees Bossone, Neuger and Steinberg at this time.”1

Regarding WisdomTree’s strong performance and growing digital assets strategy, Glass Lewis wrote in its report:

•	“The one- and three-year growth rates in annual revenue and EBITDA of the Company through CY2023 outpaced all (or substantially all) of the corresponding growth rates observed in the Traditional Asset Manager Peer Group.”

•	“Over the unaffected one- and three-year periods ended February 26, 2024, the average NTM EBITDA, EBIT, and EPS multiples of the Company significantly exceeded the corresponding trading multiples observed in 11 out of 12 firms in the Traditional Asset Manager Peer Group, trailing only BlackRock by a narrow margin with differences in the low single-digits.”

•	“Taken together, our findings suggest that the Company’s operating performance has been reasonably in line with or better than its peers over the past year, and investors may have already been ascribing a premium trading valuation to the Company’s shares compared to other traditional asset managers.”

•	“We maintain our belief that the stated vision of the Company’s board and management team is more compelling than that of the Dissident…Considering the Company’s early-mover advantage and market-leading position in tokenization and digital assets, we believe the Dissident’s calls for the Company to abandon the DeFi initiatives continue to be premature at this stage.”

_____________________________

1 Permission to use Glass Lewis quotations was neither sought nor obtained. Emphasis added.

1

•	“While the Dissident contends that the recent run-up in the Company’s share price is owed to its activism efforts…we believe the Company’s share price was already showing positive momentum prior to the current proxy campaign being waged by the Dissident.”

•	“In our view, the Company has been striking a reasonable balance of maintaining relatively strong operational performance while investing in long-term growth potential in the DeFi space.”

Regarding WisdomTree’s Board refreshment and corporate governance practices, Glass Lewis wrote in its report:

•	“The board has made meaningful strides to empower its newer directors while still maintaining the institutional knowledge offered by the longer-tenured directors.”

•	“We believe the board has been significantly refreshed in recent years, as six of the nine incumbent directors have board tenures of no more than three years, with each of the key board committees being chaired by relatively newer directors.”

Glass Lewis also recommended that stockholders vote in favor of WisdomTree’s executive compensation proposal, stating that “the Company continues to adequately align pay and performance.” Additionally, Glass Lewis recommended that stockholders vote in favor of WisdomTree’s stockholder rights plan, concluding that “the plan is reasonable.”

WisdomTree urges stockholders to send a message to Mr. Tuckwell that enough is enough, and to repudiate ETFS Capital’s campaign to disrupt the Company’s success and momentum.

Glass Lewis has made an independent assessment and concluded that there is no case for change at WisdomTree. In line with the firm’s recommendations, WisdomTree urges stockholders to vote “FOR” all nine director nominees using the WHITE proxy card, including Anthony Bossone, Win Neuger, and Jonathan Steinberg, to ensure WisdomTree stays on the right track and is overseen by a Board with the right mix of skillsets, expertise and institutional knowledge to oversee the Company’s growth.

Stockholders can find out more about the proxy vote at the 2024 Annual Meeting by visiting the WisdomTree investor relations website and navigating to the page entitled “2024 Annual Meeting”: https://ir.wisdomtree.com/2024-annual-meeting-proxy-vote.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE WHITE PROXY CARD TODAY “FOR” ALL WISDOMTREE NOMINEES!

Remember, you can vote your shares via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares on the WHITE proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

Stockholders and All Others Call Toll Free: (877) 750-5836

Banks and Brokers Call: (212) 750-5833

2

Advisors

BofA Securities is serving as financial advisor, and Paul Hastings and Goodwin Procter are serving as legal counsel to WisdomTree. Innisfree M&A is serving as proxy solicitor, and H/Advisors Abernathy is serving as strategic communications advisor.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime®.*

*The WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc. (NMLS ID: 2372500) and WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

WisdomTree currently has approximately $109 billion in assets under management globally.

For more information about WisdomTree and WisdomTree Prime®, visit: https://www.wisdomtree.com.

Please visit us on X, formerly known as Twitter, at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this letter that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” “views,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the impact and contributions of the slate of director nominees WisdomTree has nominated, and WisdomTree’s ability to achieve its financial and business plans, goals and objectives and drive stockholder value, including with respect to its ability to successfully implement its strategy relating to WisdomTree Prime®, and other risk factors discussed from time to time in WisdomTree’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on February 23, 2024, and in subsequent reports filed with or furnished to the SEC. WisdomTree assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Important Information Regarding the 2024 Annual Meeting and Where to Find It

The Company has filed with the SEC a definitive proxy statement on Schedule 14A (the “Proxy Statement”), containing a form of WHITE proxy card, in connection with the solicitation of proxies for the 2024 Annual Meeting and, beginning on April 29, 2024, mailed the Proxy Statement and other relevant documents to its stockholders as of the April 19, 2024 record date for the 2024 Annual Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at https://ir.wisdomtree.com/.

3

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, which was filed with the SEC on April 29, 2024 and can be found through the SEC’s website. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Proxy Statement, such information has been or will be reflected in Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Disclaimer

WisdomTree has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.917.267.3859

Jeremy.campbell@wisdomtree.com

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

H/Advisors Abernathy

Tom Johnson / Dana Gorman

tom.johnson@h-advisors.global / dana.gorman@h-advisors.global

Category: Business Update

4